SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2003

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14100	33-0675505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Dove Street

Newport Beach, CA, 92660

(Address of principal executive offices including zip code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Required FD Disclosure.

On November 25, 2003, a complaint captioned Michael and Amber Stallings v. Empire Funding Home Loan Owner Trust 1997-3; U.S. Bank, National Association; and Wilmington Trust Company was filed in the United States District Court for the Western District of Tennessee, Case No. 03-2548, as a purported class action lawsuit alleging that the defendants violated Tennessee predatory lending laws governing second mortgage loans by charging excessive origination fees, interest rates and/or other charges. The complaint further alleges that certain assignees of mortgage loans, including two Impac-related trusts, should be included as defendant class members in the lawsuit. The plaintiffs are seeking damages that include compensatory, statutory, treble, pre and post judgment interest, legal fees and lawsuit costs. The Company believes that it has meritorious defenses to the claims and it intends to defend these claims vigorously. Nevertheless, litigation is uncertain and the Company may not prevail in this lawsuit and can express no opinion as to its ultimate outcome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 4, 2003	IMPAC MORTGAGE HOLDINGS, INC.

	By:	/s/ RICHARD J. JOHNSON

	Name:	Richard J. Johnson
	Title:	Executive Vice President and Chief Financial Officer